                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             AVID TECHNOLOGY, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                             AVID TECHNOLOGY, INC.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                             AVID TECHNOLOGY, INC.

                         METROPOLITAN TECHNOLOGY PARK
                                 ONE PARK WEST
                        TEWKSBURY, MASSACHUSETTS 01876

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON TUESDAY, MAY 19, 1998

  The Annual Meeting of Stockholders of Avid Technology, Inc. (the "Company") will be held on Tuesday, May 19, 1998, at BankBoston, 100 Federal Street, Boston, Massachusetts at 10:00 a.m., local time, to consider and act upon the following matters:

    1. To elect three Class II Directors to serve for the ensuing three years.

    2. To approve an amendment of the Company's 1996 Employee Stock Purchase
  Plan.

    3. To approve an amendment of the Company's 1997 Stock Incentive Plan.

    4. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current fiscal year.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Stockholders of record at the close of business on March 30, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

  All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                          Frederic G. Hammond
                                          Secretary

Tewksbury, Massachusetts
April 6, 1998

  WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                             AVID TECHNOLOGY, INC.

                         METROPOLITAN TECHNOLOGY PARK
                                 ONE PARK WEST
                        TEWKSBURY, MASSACHUSETTS 01876

 PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19,
                                     1998

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Avid Technology, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 19, 1998 and at any adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

  This Proxy Statement, together with the Company's Annual Report to Stockholders for 1997, is being mailed to stockholders on or about April 6, 1998.

VOTING SECURITIES AND VOTES REQUIRED

  At the close of business on March 30, 1998, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 23,321,829, shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). Stockholders are entitled to one vote per share.

  Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented and voting at the Annual Meeting is required for election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting is required to approve the proposed amendments of the Company's 1996 Employee Stock Purchase Plan and 1997 Stock Incentive Plan.

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will not affect the voting on items submitted to the stockholders for approval at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information as of January 31, 1998, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company,
(iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group:

                                                  NUMBER OF
                                                    SHARES      PERCENTAGE OF
                                                 BENEFICIALLY   COMMON STOCK
BENEFICIAL OWNER                                   OWNED(1)   OUTSTANDING(1)(2)
----------------                                 ------------ -----------------
Mackenzie Financial Corporation(3).............   2,399,600         10.3%
 150 Bloor Street West, Suite M111
 Toronto, Ontario, Canada M5S 3B5
Montgomery Asset Management, LLC(4)............   2,204,115          9.5%
 101 California Street
 San Francisco, CA 94111
Nicholas-Applegate Capital Management(5).......   1,580,790          6.8%
 600 West Broadway, 29th Floor
 San Diego, CA 92101
Intel Corporation(6)...........................   1,552,632          6.7%
 2200 Mission College Boulevard
 Santa Clara, CA 95052
Charles T. Brumback(7).........................       8,500            *
William E. Foster(8)...........................      37,500            *
Peter C. Gotcher(9)............................     346,204          1.5%
Robert M. Halperin(10).........................      71,832            *
Nancy Hawthorne................................           0          --
Roger J. Heinen, Jr............................           0          --
William S. Kaiser(11)..........................      48,848            *
William J. Miller(12)..........................     214,496            *
Lucille S. Salhany.............................           0          --
William J. Warner..............................     250,000          1.1%
Clifford A. Jenks(13)..........................      48,438            *
William L. Flaherty(14)........................      66,871            *
David R. Froker(15)............................      26,209            *
David E. Olson(16).............................      56,218            *
All directors and executive officers as a group   1,519,270          6.4%
 (18 persons)(17)..............................

--------
*  Less than 1%
 (1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Unless otherwise indicated, each person listed above has sole voting and/or investment power with respect to the shares listed. Any reference in the footnotes below to shares subject to stock options held by the person or entity in question relates only to stock options which were exercisable on, or within 60 days after, January 31, 1998.

 (2) In calculating the percent of the Company's Common Stock beneficially owned by each person or entity listed, the number of shares deemed outstanding consists of the 23,228,810 shares actually outstanding as of January 31, 1998, plus, for that person or entity only, any shares subject to options that were exercisable on, or within 60 days after, January 31, 1998.
 (3) Beneficial ownership as reported in an amendment to a Schedule 13G filed with the Securities and Exchange Commission (the "Commission") in January 1998.
 (4) Beneficial ownership as reported in an amendment to a Schedule 13G filed with the Commission in February 1998. Includes 2,000,000 shares held by Montgomery Growth Fund, a mutual fund managed by Montgomery Asset Management, LLC.
 (5) Beneficial ownership as reported in a Schedule 13G filed with the Commission in February 1998. Nicholas-Applegate Capital Management holds sole investment power with respect to all such shares and shares voting power with respect to 4,490 such shares.
 (6) Beneficial ownership as reported in a Schedule 13D filed with the Commission in April 1997.
 (7) Includes 7,500 shares subject to stock options.
 (8) Includes 37,500 shares subject to stock options.
 (9) Includes 45,000 shares subject to stock options.
(10) Includes 25,332 shares owned by Mr. Halperin's adult children and 46,500 shares subject to stock options. Mr. Halperin has power of attorney to vote and/or dispose of shares owned by his adult children, but disclaims beneficial ownership thereof.
(11) Includes 20,813 shares subject to stock options.
(12) Includes 124,375 shares subject to stock options.
(13) Includes 28,438 shares subject to stock options.
(14) Includes 23,750 shares subject to stock options and 3,000 shares held by Mr. Flaherty as custodian for his children.
(15) Includes 16,209 shares subject to stock options.
(16) Includes 900 shares held by a trust, as to which Mr. Olson disclaims beneficial ownership, and 37,546 shares subject to stock options.
(17) Includes an aggregate of 607,360 shares subject to options held by directors and executive officers of the Company.

                             ELECTION OF DIRECTORS

  The Company's Board of Directors consists of three classes (designated Class I, Class II and Class III Directors), with members of each class holding office for overlapping three-year terms. In October 1997, the Board of Directors elected Nancy Hawthorne as a Class I Director. In January 1998, the Board of Directors elected Roger J. Heinen, Jr. as a Class II Director and Lucille S. Salhany as a Class III Director. Mr. Kaiser has resigned from the Board of Directors, effective as of the date of the Annual Meeting.

  The persons named in the enclosed proxy will vote to elect Peter C. Gotcher, Roger J. Heinen, Jr. and William J. Warner as Class II Directors, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. Each of the nominees has indicated his willingness to serve, if elected, but if any or all of the nominees should be unable or unwilling to serve, proxies may be voted for substitute nominee(s) designated by the Board of Directors.

DIRECTORS

  Set forth below regarding each continuing director and each of the nominees are each such person's name, age, positions with the Company, principal occupation, business experience during at least the past five years and the names of other publicly held corporations of which such director of the Company (including the three nominees for Class II Directors) serves as a director and the year during which each such person first became a director of the Company.

 NOMINEES

          CLASS II DIRECTORS (TERMS TO EXPIRE AT 2001 ANNUAL MEETING)

  Peter C. Gotcher, 38, has served as a director since August 1995 and is a part-time employee of the Company. From January 1995 to April 1996, Mr. Gotcher was Executive Vice President and General Manager of Digidesign, the Company's Audio Division. From October 1983 to January 1995, Mr. Gotcher was President and Chief Executive Officer of Digidesign, Inc.

  Roger J. Heinen, Jr., 47, has served as a director since January 1998. Since March 1996, Mr. Heinen has been a private consultant to several software and technology companies. From January 1993 to March 1996 he was Senior Vice President, Developer Division with Microsoft. Previously, Mr. Heinen held various management positions in software development, including Senior Vice President and General Manager, Software Division with Apple Computer, Inc. and Corporate Consulting Engineer with Digital Equipment Corporation. Mr. Heinen is also a director of ANSYS, Inc. and MAPICS, Inc.

  William J. Warner, 43, the founder of the Company, has served as a director since the Company's inception in September 1987 and is a part-time employee of the Company. Mr. Warner was President and Chief Executive Officer of the Company from its inception through, respectively, May and September 1991. Since January 1992, Mr. Warner has been Chairman of Wildfire Communications, Inc., a developer of personal communications products.

 CONTINUING MEMBERS OF THE BOARD OF DIRECTORS

          CLASS I DIRECTORS (TERMS TO EXPIRE AT 2000 ANNUAL MEETING)

  Charles T. Brumback, 69, became a director of the Company in April 1996. Mr. Brumback was Chairman of Tribune Company ("Tribune") from January 1993 to December 1995 and Chief Executive Officer from August 1990 to May 1995. Previously, he served as President and Chief Operating Officer of Tribune and President and Chief Executive Officer of Chicago Tribune Company. He served as a Tribune board member from 1981 through May 1996.

  Robert M. Halperin, 69, has served as a director since May 1991. Mr. Halperin was Vice Chairman of the Board of Raychem Corporation from April 1990 to November 1994. Prior to April 1990, Mr. Halperin was President of Raychem Corporation.

  Nancy Hawthorne, 46, became a director of the Company in October 1997. Since October, 1997, Ms. Hawthorne has been Chief Executive Officer and Managing Partner of Hawthorne, Krauss & Associates, LLC, a provider of consulting services to corporate management. Previously, Ms. Hawthorne served as Executive Vice President--Enterprise Transformation at MediaOne, a telecommunications firm. She also served as Senior Vice President and Chief Financial Officer of MediaOne from 1992 to 1996. Ms. Hawthorne is also a director of Perini Corporation.

           CLASS III DIRECTORS (TERMS EXPIRE AT 1999 ANNUAL MEETING)

  William E. Foster, 53, has served as a director since January 1993. Mr. Foster has been Chairman of Stratus Computer, Inc. ("Stratus") since 1980 and was Chief Executive Officer of Stratus from July 1996 to May 1997. Mr. Foster also serves on the Board of Directors of VideoServer, Inc.

  William J. Miller, 52, was appointed Chief Executive Officer and Chairman of the Board of the Company in April 1996 and President in September 1996. From March 1992 to September 1995, Mr. Miller served as Chief Executive Officer of Quantum Corporation ("Quantum"). He was a member of the Board of Directors, and Chairman thereof, from, respectively, May 1992 and September 1993 to August 1995. From 1981 to March 1992, he served in various positions at Control Data Corporation, most recently as Executive Vice President and President, Information Services. Mr. Miller is a also director of Innovex, Inc. and Waters Corporation.

  Lucille S. Salhany, 51, has served as a director since January 1998. Ms. Salhany has been President of JH Media, Ltd., a communications consulting firm, since October 1997. She has also been a private consultant for BHC Communications, Inc., a 50% partner in UPN Network, since May 1997. Ms. Salhany was President and Chief Executive Officer of UPN Network from September 1994 to September 1997. From September 1991 to September 1994, Ms. Salhany was Chairman of the FOX Broadcasting Company. Ms. Salhany is also a director of American Media, Inc., Boston Restaurant Associates, Inc. and Compaq Computer Corporation.

BOARD AND COMMITTEE MEETINGS

  The Company has a standing Audit Committee of the Board of Directors, which reviews the Company's financial reporting and internal controls and policies, recommends the selection of the Company's independent auditors, reviews the overall plan and scope of the independent audit and provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee met five times during 1997. The current Audit Committee members are Messrs. Brumback and Kaiser.

  The Company has a standing Compensation Committee of the Board of Directors which reviews, and recommends to the Board for approval, the compensation programs for the Chief Executive Officer, other executive officers and key employees. The Compensation Committee also administers the Company's bonus and incentive plans and programs, including stock option and stock purchase plans. The Compensation Committee met four times during 1997 and acted by written consent on one occasion. The current members of the Compensation Committee are Messrs. Foster, Halperin and Kaiser.

  The Company has a standing Nominating and Governance Committee of the Board of Directors which recommends nominees for director and reviews the corporate governance structure of the Company. The Nominating and Governance Committee met once during 1997. The Nominating and Governance Committee will consider nominees recommended by stockholders. Stockholders who wish to recommend nominees for director should submit such recommendations to the Secretary of the Company, at the principal offices of the Company, who will forward such recommendations to the Nominating and Governance Committee for consideration. The current members of the Nominating and Governance Committee are Messrs. Brumback and Halperin.

  During 1997, the Board of Directors met nine times and acted by written consent on two occasions. Each director was present for at least 75% of the aggregate number of Board meetings and meetings held by all committees on which that director then served.

DIRECTORS' COMPENSATION

  The members of the Board of Directors who are not employees of the Company are each paid an annual retainer of $5,000 and a fee of $1,000 for each meeting attended. The Company does not pay directors who are also employees in connection with their service on the Board of Directors. The Company reimburses all of its directors for their out-of-pocket expenses in connection with performing their duties as directors of the Company.

  Under the Company's 1993 Director Stock Option Plan, as amended, directors of the Company who are not officers or employees of the Company or any subsidiary of the Company receive an option to purchase 5,000 shares of Common Stock upon initial election to the Board of Directors. In addition, each director receives an option to purchase 3,000 shares of Common Stock on the date of each annual meeting of stockholders provided the director has then served a minimum of six months on the Board of Directors.

EXECUTIVE COMPENSATION

  The following table sets forth certain information for each of the last three fiscal years regarding the compensation of the Company's Chief Executive Officer and four other executive officers as required under the rules of the Commission (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM
                                  ANNUAL COMPENSATION           COMPENSATION
                                  --------------------  ----------------------------
                                                                         SECURITIES
                                                                         UNDERLYING
                                                        RESTRICTED STOCK   OPTIONS      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR SALARY ($) BONUS ($)   AWARDS ($)(1)   (SHARES)(#) COMPENSATION ($)
---------------------------  ---- ---------- ---------  ---------------- ----------- ----------------
William J. Miller(2)....     1997  425,000    595,000      1,324,500        60,000        3,135(3)
 Chief Executive             1996  273,750        --             --        250,000          --
 Officer,
 President, Chairman of
 the Board
Clifford A. Jenks(4)....     1997  275,000    330,000        529,800        20,000        1,362(3)
 Executive Vice              1996   64,696     64,375(5)         --         75,000          --
 President,
 General Manager of
 Editing and Effects
 Products
William L. Flaherty(6)..     1997  260,000    312,000        397,350        20,000        3,135(3)
 Senior Vice President       1996   72,917     80,000(5)         --         50,000          --
 of Finance, Chief
 Financial Officer and
 Treasurer
David R. Froker.........     1997  215,000    209,625        264,900        20,000        2,246(3)
 Senior Vice President,      1996  154,333        --             --         25,000          --
 General Manager of          1995   86,750     61,635            --
 Digidesign
David E. Olson..........     1997  215,000    209,625        264,900        20,000        2,688(3)
 Senior Vice President,      1996  158,666     81,314            --         35,000          --
 General Manager of          1995  114,758    138,370            --            --           --
 Digital News Production
 Group

--------
(1) For each of the Named Executive Officers, represents the fair market value of shares of restricted stock on June 26, 1997, the date of grant. Such shares will vest in five equal annual installments and may not be transferred until vested. Vesting may accelerate by one year if the price of the Company's Common Stock exceeds $35.00 for 20 consecutive trading days and by an additional year if the price of the Company's Common Stock exceeds $60.00 for 20 consecutive trading days, in each case subject to certain additional limitations. If and when declared, dividends will be payable on such shares. Upon a termination of employment of the Named Executive Officer, the vesting of his shares will terminate and the Company may repurchase the unvested shares at par value.

  The following numbers of shares of restricted stock received in fiscal 1997 by each of the Named Executive Officers constitute all shares of restricted stock held by each at the end of fiscal 1997.

                                                                      SHARES (#)
                                                                      ----------
     Mr. Miller......................................................   50,000
     Mr. Jenks.......................................................   20,000
     Mr. Flaherty....................................................   15,000
     Mr. Froker......................................................   10,000
     Mr. Olson.......................................................   10,000

(2) Mr. Miller became Chief Executive Officer and Chairman of the Board of the Company in April 1996 and became President of the Company in September 1996.
(3) Constitutes a matching contribution under the Company's 401(k) Plan.
(4) Mr. Jenks joined the Company in October 1996, became Senior Vice President of Worldwide Sales and Marketing in January 1997 and became Executive Vice President, General Manager of Editing and Effects Products in January 1998.
(5) Includes a bonus of $30,000 paid upon commencement of employment.
(6) Mr. Flaherty joined the Company in September 1996, became Senior Vice President of Finance and Chief Financial Officer of the Company in January 1997 and became Treasurer of the Company in December 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth certain information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 1997.

                                           INDIVIDUAL GRANTS
                         ------------------------------------------------------
                                                                                POTENTIAL REALIZABLE
                                                                                  VALUE AT ASSUMED
                                                                                    ANNUAL RATES
                            NUMBER OF                                                 OF STOCK
                           SECURITIES    PERCENT OF TOTAL                         APPRECIATION FOR
                           UNDERLYING    OPTIONS GRANTED    EXERCISE    EXPIRA-    OPTION TERM (4)
                         OPTIONS GRANTED TO EMPLOYEES IN      PRICE      TION   ---------------------
NAME                         (#) (1)     FISCAL YEAR (2)  ($/SHARE) (3)  DATE     5%($)     10%($)
----                     --------------- ---------------- ------------- ------- --------- -----------
William J. Miller.......     60,000            4.89%         11.1875    3/21/07   422,146   1,069,800
Clifford A. Jenks.......     20,000            1.63%         11.1875    1/29/07   140,715     356,600
William L. Flaherty.....     20,000            1.63%         11.1875    1/29/07   140,715     356,600
David R. Froker.........     20,000            1.63%         11.1875    1/29/07   140,715     356,600
David E. Olson..........     20,000            1.63%         11.1875    1/29/07   140,715     356,600

--------
(1) Options vest over a four-year period (25% on the first anniversary of the date of grant and thereafter in 12 equal quarterly installments).
(2) Calculated based on grants of options to employees of the Company during 1997 to purchase up to an aggregate of 1,227,000 shares of Common Stock.
(3) The exercise price is equal to or above the fair market value of the Company's Common Stock on the date of grant.
(4) Potential realizable value is based on an assumption that the market price of the Company's Common Stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the ten-year term. These values are calculated based on rules promulgated by the Commission and do not reflect the Company's estimate or projection of future stock price. Actual gains, if any, on stock option exercises will depend upon the future performance of the Company's Common Stock.

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

  The following table sets forth information regarding options exercised during the year ended December 31, 1997 by the Named Executive Officers.

                                                     NUMBER OF SECURITIES
                                                          UNDERLYING           VALUE OF UNEXERCISED
                           SHARES                         UNEXERCISED              IN-THE-MONEY
                          ACQUIRED                        OPTIONS AT          OPTIONS AT FISCAL YEAR-
                         ON EXERCISE    VALUE           FISCAL YEAR-END          END EXERCISABLE/
NAME                         (#)     REALIZED ($) EXERCISABLE / UNEXERCISABLE  UNEXERCISABLE($) (1)
----                     ----------- ------------ --------------------------- -----------------------
William J. Miller.......      --           --          93,750 / 216,250         667,969 / 2,047,031
Clifford A. Jenks.......      --           --          18,750 /  76,250         260,156 / 1,091,719
William L. Flaherty.....      --           --          15,625 /  54,375         160,156 /   663,594
David R. Froker.........    6,279      123,367          9,646 /  35,823          67,278 /   441,426
David E. Olson..........    4,431      161,776         30,357 /  43,406         295,942 /   493,458

--------
(1) The per-share value of unexercised in-the-money options is calculated by subtracting the option exercise price from the last sale price of the Company's Common Stock as reported on the Nasdaq National Market on December 31, 1997.

EMPLOYMENT AND OTHER AGREEMENTS

  The Company has employment agreements with certain of its executive officers, including each of the Named Executive Officers, which provide certain severance benefits, including the payment of up to 12 months of such officer's base salary if the Company terminates such officer's employment other than for cause or if the officer terminates employment under certain limited circumstances. In addition, during the period from the first to the second anniversary after such a termination, the Company will pay the amount by which the officer's monthly base salary at the time of termination exceeds the monthly compensation from any new employer. The Company also has agreements with each such officer providing that, upon any termination of employment without cause or for good reason (as defined) within two years following a change in control, the officer will receive severance benefits of up to two times such officer's annual employment compensation (grossed up to cover any excise tax imposed by Section 4999 of the International Revenue Code of 1986, as amended (the "Code")) and any unvested options then held by such officer will become immediately exercisable in full.

REPORT OF THE COMPENSATION COMMITTEE

  During 1997, the Compensation Committee of the Board of Directors (the "Committee") was comprised of Messrs. Halperin and Kaiser, and after joining the Committee in March 1997, Mr. Foster. All members of the Committee are non-employee directors. The Committee establishes and administers the policies that govern both annual compensation and equity ownership. This report is submitted by the Committee (as comprised at the end of 1997) and addresses the Company's policies for fiscal 1997 as they apply to the Named Executive Officers.

  The Company uses its compensation program to achieve the following objectives:

  . To provide compensation that attracts, motivates and retains the best talent and highest caliber people to serve customers and achieve strategic objectives.

  .  To align management's interest with the success of the Company.

  . To align management's interests with those of stockholders by including long-term equity incentives.

  . To increase the profitability of the Company and, accordingly, increase stockholder value.

  Overview. The Committee believes that its executive compensation program provides an overall level of compensation that is competitive in the computer-based digital editing industry and among companies of comparable size and complexity. At the beginning of each fiscal year, the Company establishes an annual salary plan for the Company's senior executive officers based on its review of salary data for executive officers at comparable companies. The Company's executive compensation program consists of base salary, annual incentive compensation, long-term equity incentives in the form of stock options and certain benefits, such as life insurance benefits, the Company's employee stock purchase program, medical and life insurance and 401(k) savings plans, which are generally available to all U.S.-based employees of the Company.

  Salary. Base salary compensation is generally set within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar business and of comparable size. In addition to external market data, salary is determined by the Company's financial performance and the individual's performance based on predetermined non-financial objectives. Non-financial objectives include an individual's contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

  Incentive Compensation. The Executive and Senior Management Variable Compensation Program was the Company's incentive program for executive officers in 1997. The primary purpose of the program was to provide cash incentives to executives to achieve the financial goals established by the Company for fiscal 1997. Cash bonuses were paid under the program based on the Company's return on invested capital, which consists of after-tax profit as a percentage of total invested capital. For purposes of the program, total invested capital consists of shareholders' equity less cash reserves. Cash bonuses for 1997 awarded to executive officers of the Company, including those received by the Named Executive Officers as described in the Summary Compensation Table under "Executive Compensation," were determined objectively based on return on invested capital for fiscal 1997. A portion of each of the bonuses received by Messrs. Froker and Olson was determined based on operating profits of the Company's Digidesign division.

  Long-Term Incentive Compensation. Long-term incentive compensation, in the form of stock options, grants of restricted stock and offerings under the Company's stock purchase plan, helps to align the interests of management and stockholders and enables executives to develop a long-term stock ownership position in the Company.

  Stock Options. In addition to considering an executive's past performance, the Company's desire to retain an individual is of paramount importance in the determination of stock option grants. In order to encourage key employees to continue in the employ of the Company and to motivate such employees to improve long-term stock market performance, stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and generally vest over a four-year period. In January 1997, the Company granted options to purchase up to an aggregate of 145,000 shares of Common Stock to eight executive officers of the Company, including the Named Executive Officers.

  Restricted Stock. In June 1997, the Committee recommended and the Board of Directors approved a Performance Restricted Stock Award Plan (the "Performance Plan") designed to recognize, reward and retain key employees of the Company. The Performance Plan constituted a one-time award, under the Company's 1997 Stock Incentive Plan, of an aggregate of 137,500 shares of Common Stock at nominal consideration ("Restricted Shares") to certain executive officers of the Company, including the Named Executive Officers. Restricted Shares will vest in five equal annual installments and may not be transferred until vested. Vesting may accelerate by one year if the price of the Company's Common Stock exceeds $35.00 for 20 consecutive trading days and by an additional year if the price of the Company's Common Stock exceeds $60.00 for 20 consecutive trading days, in each case subject to certain additional limitations. In no event will vesting accelerate by more than two years. Upon a termination of employment of a holder of Restricted Shares, vesting will terminate and the Company may repurchase the unvested Restricted Shares at par value. The Committee believes the Performance Plan appropriately recognizes the performance of, and provides a valuable incentive to, key employees of the Company.

  Employee Stock Purchase Plan. The Company's employee stock purchase program, which is available to virtually all employees, including executive officers, allows participants to purchase shares of the Company's

Common Stock at a 15 percent discount from the fair market value of the Common Stock at the beginning or end of the applicable purchase period. See "Amendment of 1996 Employee Stock Purchase Plan."

  Compensation of Chief Executive Officer. As the Company's President and Chief Executive Officer during fiscal 1997, William J. Miller received salary compensation of $425,000. Mr. Miller's salary was based on an assessment of comparative industry salaries using established executive compensation surveys. Mr. Miller's cash bonus for 1997 was determined objectively based on the Company's performance in 1997 in accordance with the terms of the Company's Executive and Senior Management Variable Compensation Program. See "Incentive Compensation." The Committee believes Mr. Miller's total cash compensation for 1997 was appropriate in comparison with that of chief executive officers of other companies of similar size in Avid's industry.

  In March 1997, the Company granted Mr. Miller an option to purchase up to 60,000 shares of Common Stock at $11.1875 per share. One-quarter of the shares covered by this option became exercisable on the first anniversary of the date of grant, and the remaining shares will become exercisable in twelve equal quarterly installments thereafter. The Committee believes that this option provides an appropriate long-term incentive for continued efforts on behalf of the Company.

  Impact of Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code generally disallows tax deductions to publicly traded corporations for compensation over one million dollars paid to the corporation's Chief Executive Officer or any of its other four most highly compensated executive officers. Qualifying performance-based compensation is not subject to this disallowance if certain requirements are met. From March 1997 to November 1997, the Company had an Executive Option Grant Sub-Committee of the Compensation Committee (the "Sub-Committee"), composed of Messrs. Kaiser and Foster, independent directors for purposes of Section 162(m) of the Code. The Sub-Committee reviewed and approved certain executive compensation for 1997 with respect to which the Company wished to preserve tax deductions available pursuant to Section 162(m) of the Code. The Company generally seeks to structure the compensation arrangements of its executive officers in a manner that is intended to avoid disallowances under Section 162(m).

                                          COMPENSATION COMMITTEE

                                          William E. Foster
                                          Robert M. Halperin
                                          William S. Kaiser

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Compensation Committee in 1997 were Messrs. Foster, Halperin and Kaiser, none of whom are employees of the Company. No executive officer of the Company is a member of the compensation committee of another corporation or other entity (or other persons serving an equivalent function for such entity) whose executive officers served on the Company's Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Based solely on its review of copies of reports filed by persons required to file such reports with respect to beneficial ownership of securities of the Company ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act"), and written representations from certain Reporting Persons, the Company believes that all filings required to be made by Reporting Persons of the Company were timely made in accordance with the requirements of the Exchange Act.

STOCK PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Common Stock of the Company during the period from March 11, 1993 (the date on which the Company's Common Stock became registered under Section 12 of the
Act) to December 31, 1997 with the cumulative total return of (i) the Nasdaq National Market Index and (ii) a Peer Group Index* over the same period. This comparison assumes the investment of $100 on March 11, 1993 in the Company's Common Stock, the Nasdaq National Market Index and the Peer Group Index and assumes dividends, if any, are reinvested.

                             [GRAPH APPEARS HERE]

                          Mar. 11, 1993      Dec. 31, 1993     Dec. 30, 1994      Dec. 31, 1995      Dec. 31, 1996     Dec. 31, 1997
                          -------------      -------------     -------------      -------------      -------------     -------------
AVID TECHNOLOGY, INC.         $100             $106.50            $160.65            $ 95.00             $ 51.88          $133.75
SIC CODE INDEX                $100             $148.30            $190.22            $192.17             $195.81          $191.16
NASDAQ MARKET INDEX           $100             $119.85            $125.84            $163.22             $202.83          $248.10

--------
* Peer Group Index reflects the stock performance of the 88 publicly traded companies which comprise the SIC Code Index 3663 (Radio and Television Broadcasting and Communications Equipment).

                AMENDMENT OF 1996 EMPLOYEE STOCK PURCHASE PLAN

  The Company's 1996 Employee Stock Purchase Plan (the "1996 Plan") currently provides for the issuance of up to 200,000 shares of Common Stock. In December 1997, the Board of Directors voted to amend the 1996 Plan to increase the number of shares authorized for issuance thereunder by 500,000 shares to 700,000 shares of Common Stock. The Board of Directors' primary reason for adopting the amendment to the 1996 Plan was to enhance the Company's ability to attract, retain and motivate qualified employees. The following summary of the 1996 Plan is qualified in all respects by reference to the full text of the 1996 Plan, which is available upon request to the Secretary of the Company.

SUMMARY OF THE 1996 PLAN

  The 1996 Plan, as amended, authorizes the issuance of up to an aggregate of 700,000 shares of Common Stock to participating employees. The 1996 Plan is administered by the Compensation Committee or the Board of Directors which is authorized to decide questions of eligibility and to make rules and regulations for the administration and interpretation of the 1996 Plan. Employees (including executive officers) who have completed three months of employment with the Company and who are employed by the Company prior to the applicable offering commencement date are eligible to participate in the 1996 Plan. As of March 31, 1998, the Company had approximately 1,600 eligible employees. Because participation in the 1996 Plan is voluntary and participants may withdraw from the 1996 Plan at any time during an offering period, the benefits to be received by any particular person or group are not determinable by the Company at this time.

  Under the 1996 Plan, the Company conducts offerings ("Offerings") to employees to purchase Common Stock. Offerings under the 1996 Plan commence on February 1 and August 1 and terminate, respectively, on July 31 and January
31. During each Offering, the maximum number of shares which may be purchased by a participating employee equals the lesser of (i) $25,000 divided by the fair market value of a share of the Company's Common Stock on the offering date or (ii) six percent of such employee's annualized compensation (for the immediately preceding six-month period) divided by the Offering Commencement Price, as defined below. An employee may elect to have up to ten percent deducted from his or her regular salary for this purpose. The price at which an employee's option is exercised is the lower of (i) 85% of the last sale price of the Common Stock on the Nasdaq National Market (the "last sale price") on the day that the Offering commences (the "Offering Commencement Price") or (ii) 85% of the last sale price on the day that the Offering terminates. The last reported sale price of the Company's Common Stock on the Nasdaq National Market on March 30, 1998 was $39.75 per share.

  In the event of a "continuity of control" merger with another corporation (a merger whereby the holders of capital stock of the Company immediately prior to such merger hold at least 80% of the voting power of the capital stock of the surviving corporation after the merger), the holder of each purchase option then outstanding would be entitled to receive at the end of the Offering the equivalent number of securities or property which holders of Common Stock were entitled to receive upon consummation of such merger. In the event of a merger that is not a "continuity of control" merger, or in connection with a sale of all or substantially all of the assets of the Company, the Board of Directors or the Compensation Committee may (i) terminate all outstanding purchase options and refund all payroll deductions,
(ii) provide notice to all plan participants and allow them to exercise their purchase options prior to the effective date of such transaction, or (iii) provide that, in lieu of Common Stock, plan participants will receive an appropriate amount of the stock, securities or other property that holders of Common Stock will receive for their shares of Common Stock in the transaction.

  The Board of Directors or the Compensation Committee may at any time terminate or amend the 1996 Plan. However, if stockholder approval of an amendment is required by Section 423 of the Code, such amendment may not be effected without such stockholder approval. The 1996 Plan requires that all amounts in the accounts of participating employees be promptly refunded upon termination of the 1996 Plan.

  The 1996 Plan is not qualified under Section 401(a) of the Code.

FEDERAL INCOME TAX CONSEQUENCES

  See Appendix A to this Proxy Statement for a discussion of the U.S. federal income tax consequences of the 1996 Plan.

BOARD RECOMMENDATION

  The Board of Directors believes that the approval of the amendment of the 1996 Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

                    AMENDMENT OF 1997 STOCK INCENTIVE PLAN

  The Company's 1997 Stock Incentive Plan (the "1997 Plan") currently provides for the issuance of up to 1,000,000 shares of Common Stock. In March 1998, the Board of Directors voted to amend the 1997 Plan to increase the number of shares authorized for issuance thereunder by 500,000 shares to 1,500,000 shares of Common Stock. The Board of Directors' primary reason for adopting the amendment to the 1997 Plan was to enhance the Company's ability to attract, retain and motivate qualified employees. The following summary of the 1997 Plan is qualified in all respects by reference to the full text of the 1997 Plan, which is available upon request to the Secretary of the Company.

SUMMARY OF THE 1997 PLAN

  The 1997 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively "Awards").

  Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). The 1997 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note, or by any other lawful means.

  Restricted Stock Awards. Restricted stock Awards entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. As of March 30, 1998, 346,200 shares of restricted stock were outstanding. A maximum of 403,800 additional shares may be issued as restricted stock under the 1997 Plan (assuming stockholder approval of the proposed amendment of the 1997
Plan).

  Other Stock-Based Awards. Under the 1997 Plan, the Board has the right to grant other Awards, including Awards of unrestricted Common Stock and Awards, the value of which is based upon the value of Common Stock (such as securities convertible into Common Stock and stock appreciation rights), having such terms and conditions as the Board may determine.

 Eligibility to Receive Awards

  Officers, employees, directors, consultants and advisors of the Company and its subsidiaries are eligible to be granted Awards under the 1997 Plan. Currently, however, the Code provides that incentive stock options may be granted only to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 1997 Plan may not exceed 300,000 shares per calendar year.

  As of March 30, 1998, approximately 1,600 persons were eligible to receive Awards under the 1997 Plan, including the Company's executive officers and non-employee directors. The granting of Awards under the 1997 Plan is discretionary and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group.

  On March 30, 1998, the last reported sale price of the Company Common Stock on the Nasdaq National Market was $39.75.

 Administration

  The 1997 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 1997 Plan and to interpret the provisions of the 1997 Plan. Pursuant to the terms of the 1997 Plan, the Board of Directors may delegate authority under the 1997 Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. Subject to any applicable limitations contained in the 1997 Plan, the Board of Directors, the Compensation Committee, or any other committee or executive officer to whom the Board delegates authority, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

  The Board of Directors is required to make appropriate adjustments in connection with the 1997 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other Acquisition Event (as defined in the 1997 Plan), the Board of Directors is authorized to provide for outstanding Options or other stock-based Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event or, if cash is to be received by holders of Common Stock on consummation of the Acquisition Event, to provide for a cash out of the value of any outstanding options. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1997 Plan.

 Amendment or Termination

  No Award may be made under the 1997 Plan after February 26, 2007, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 1997 Plan, except that no Award designated as subject to Section 162(m) of the Code by the Board of Directors after the date of such amendment shall become exercisable, realizable or vested (to the extent such amendment was required to grant such Award) unless and until such amendment shall have been approved by the Company's stockholders.

  The 1997 Plan is not qualified under Section 401(a) of the Code.

FEDERAL INCOME TAX CONSEQUENCES

  See Appendix B to this Proxy Statement for a discussion of the U.S. federal income tax consequences of the 1997 Plan.

BOARD RECOMMENDATION

  The Board of Directors believes that the approval of the amendment of the 1997 Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

  The Audit Committee has selected the firm of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the Company's independent accountants for the current fiscal year. Coopers & Lybrand has served as the Company's independent accountants since 1992. Although stockholder ratification of the selection of Coopers & Lybrand is not required by law, the Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Company will reconsider the selection of Coopers & Lybrand.

  Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

  Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

  All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS

  Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal office in Tewksbury, Massachusetts not later than December 7, 1998 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,

                                          Frederic G. Hammond
                                          Secretary

April 6, 1998

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT STOCKHOLDERS PLAN TO ATTEND, STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                  DETACH HERE


                                     PROXY

                             AVID TECHNOLOGY, INC.

                        ANNUAL MEETING OF STOCKHOLDERS
                   This Proxy is Solicited on behalf of the
                       Board of Directors of the Company




   The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoints Messrs. William J. Miller, Willliam L. Flaherty and Frederic G. Hammond, and each of them, with full power of substitution, as proxies to represent and vote all shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Avid Technology, Inc. to be held at BankBoston, 100 Federal Street, Boston, Massachusetts, on Tuesday, May 19, 1998, at 10:00 a.m., and at any adjournment thereof, with respect to the following matters set forth on the reverse side.



-----------                                                         -----------
SEE RESERVE                                                         SEE RESERVE
   SIDE          CONTINUED AND TO BE SIGNED ON THE RESERVE SIDE        SIDE
-----------                                                         -----------

                                  DETACH HERE

[X] Please mark votes as in this example.

1. To elect the three nominees listed below to serve as Class II Directors for a term of three years.

    Nominees:    Mr. Peter C. Gotcher, Mr. Roger J. Heinen, Jr. and Mr. William
                 J. Warner

         FOR                WITHHELD
         ALL     [_]        FROM ALL   [_]
       NOMINEES             NOMINEES

[_]
   ----------------------------------------
   For all nominees except as noted above


     MARK HERE           MARK HERE
    IF YOU PLAN          FOR ADDRESS
     TO ATTEND   [_]     CHANGE AND   [_]
    THE MEETING          NOTE BELOW

2.  To approve an amendment to the Company's 1996 Employee Stock Purchase Plan.

           FOR        AGAINST        ABSTAIN
           [_]          [_]            [_]

3.  To approve an amendment to the Company's 1997 Stock Incentive Plan.

           FOR        AGAINST        ABSTAIN
           [_]          [_]            [_]

4. To ratify the selection of Coopers & Lybrand, L.L.P., as independent accountants of the Company.

           FOR        AGAINST        ABSTAIN
           [_]          [_]            [_]

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4.

Please sign and return immediately.

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.

Signature:                                          Date:
          ----------------------------------------       ----------------------

Signature:                                          Date:
          ----------------------------------------       ----------------------

                                                                     APPENDIX A

                      FEDERAL INCOME TAX CONSEQUENCES OF
                     THE 1996 EMPLOYEE STOCK PURCHASE PLAN

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the 1996 Plan and with respect to the sale of Common Stock acquired under the 1996 Plan.

  Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the 1996 Plan or upon purchasing shares of Common Stock at the end of an offering. Instead, if a participant sells Common Stock acquired under the 1996 Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

  If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

    (i) fifteen percent of the fair market value of the Common Stock on the Grant Date; and

    (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

  Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

  If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

  Tax Consequences to the Company. The offering of Common Stock under the 1996 Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the 1996 Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                                                                      APPENDIX I



                             Avid Technology, Inc.

                       1996 EMPLOYEE STOCK PURCHASE PLAN

                               February 12, 1996


     The purpose of this Plan is to provide eligible employees of Avid Technology, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value (the "Common Stock"), commencing on August 1, 1996. Two Hundred Thousand (200,000) shares of Common Stock in the aggregate have been approved for this purpose.

     1.   Administration.  The Plan will be administered by the Company's Board
          --------------
of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

     2.   Eligibility.  Participation in the Plan will neither be permitted nor
          -----------
denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

          (a) they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

          (b) they have been employed by the Company or a Designated Subsidiary for at least three months prior to enrolling in the Plan; and

          (c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

     No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

     3.   Offerings.  The Company will make one or more offerings ("Offerings")
          ---------
to employees to purchase stock under this Plan. Offerings will begin each August 1 and February 1, or the first business day thereafter (the "Offering Commencement Dates"). Each Offering Commencement Date will begin a six month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve
(12) months or less for subsequent Offerings.

     4.   Participation.  An employee eligible on the Offering Commencement Date
          -------------
of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least 30 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

     5.   Deductions.  The Company will maintain payroll deduction accounts for
          ----------
all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of ten percent (10%) of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are
made.   The Board or the Committee may set a minimum payroll deduction requirement.

     No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

     6.   Deduction Changes.  An employee may decrease or discontinue his
          -----------------
payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

     7.   Interest.  Interest will not be paid on any employee accounts, except
          --------
to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

     8.   Withdrawal of Funds.  An employee may at any time prior to the close
          -------------------
of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee, except that employees who are also directors or officers of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules promulgated thereunder may not participate again for a period of at least six months as provided in Rule 16b-3(d)(2)(i) or any successor provision.

     9.   Purchase of Shares.  On the Offering Commencement Date of each Plan
          ------------------
Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing six percent (6%) of such employee's annualized Compensation for the immediately prior six-month period by the price determined in accordance with the formula set forth in the following paragraph but using the closing price on the Offering Commencement Date of such Plan Period.

     The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or
(ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in

The Wall Street Journal.  If no sales of Common Stock were made on such a day,
-----------------------
the price of the Common Stock for
purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

     Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

     Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

     10.  Issuance of Certificates.  Certificates representing shares of Common
          ------------------------
Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

     11.  Rights on Retirement, Death or Termination of Employment.  In the
          --------------------------------------------------------
event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

     12.  Optionees Not Stockholders.  Neither the granting of an Option to an
          --------------------------
employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

     13.  Rights Not Transferable.  Rights under this Plan are not transferable
          -----------------------
by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     14.  Application of Funds.  All funds received or held by the Company under
          --------------------
this Plan may be combined with other corporate funds and may be used for any corporate purpose.

     15.  Adjustment in Case of Changes Affecting Common Stock.  In the event of
          ----------------------------------------------------
a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

     16.  Merger.  If the Company shall at any time merge or consolidate with
          ------
another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Committee shall take such steps in connection with such merger as the Committee shall deem necessary to assure that the provisions of Paragraph 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

     In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an

Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

     17.  Amendment of the Plan.  The Board may at any time, and from time to
          ---------------------
time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or Section 423 of the Code.

     18.  Insufficient Shares.  In the event that the total number of shares of
          -------------------
Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

     19.  Termination of the Plan.  This Plan may be terminated at any time by
          -----------------------
the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

     20.  Governmental Regulations.  The Company's obligation to sell and
          ------------------------
deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law. The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934. Any provision inconsistent with such Rule shall to that extent be inoperative and shall not affect the validity of the Plan.

     21.  Issuance of Shares.  Shares may be issued upon exercise of an Option
          ------------------
from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

     22.  Notification upon Sale of Shares.  Each employee agrees, by entering
          --------------------------------
the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

     23.  Effective Date and Approval of Shareholders.  The Plan shall take
          -------------------------------------------
effect on February 12, 1996 subject to approval by the shareholders of the Company as required by Rule 16b-3 under the Exchange Act and by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

                              Adopted by the Board of Directors
                              on February 12, 1996


                              Approved by the stockholders on
                                 June 5, 1996

                             Avid Technology, Inc.



                       1996 Employee Stock Purchase Plan

                                Amendment No. 1



     Pursuant to Section 17 of the 1996 Employee Stock Purchase Plan (the "Plan") of Avid Technology, Inc. (the "Company"), the Plan is hereby amended as set forth below. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Plan.

     The first paragraph (without number) of the Plan is hereby deleted in its entirety and replaced with the following:

               "The purpose of this Plan is to provide eligible employees of Avid Technology, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value (the "Common Stock"), commencing on August 1, 1996. Seven Hundred Thousand (700,000) shares of Common Stock in the aggregate have been approved for this purpose."

     This amendment shall be effective as of the date of its approval by the Board of Directors of the Company, subject to stockholder approval.

                              Adopted by the Board of Directors
                              December 4, 1997

                              Approved by the stockholders
                              [May 19, 1998]

                                                                     APPENDIX B

                      FEDERAL INCOME TAX CONSEQUENSES OF
                         THE 1997 STOCK INCENTIVE PLAN

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to stock options and restricted stock awards granted under the 1997 Plan and with respect to the sale of Common Stock acquired under the 1997 Plan.

  Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

  Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

  If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of the sale.

  If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of the sale.

  Non-Statutory Options. As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a non-statutory option. However, a participant generally will recognize ordinary compensation income upon the exercise of a non-statutory option in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option (the "NSO Stock") on the Exercise Date over the exercise price.

  A participant will have a tax basis for any NSO Stock equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the excess of the sale price of the NSO Stock over the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

  Restricted Stock. A participant will not recognize taxable income upon the grant of a restricted stock award unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the award is granted and the purchase price paid for the Common Stock. If such election is made and the participant subsequently forfeits some or all of the shares, then the participant generally will not be entitled to any refund of taxes paid as a result of the Section 83(b) Election. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a tax basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

  Upon the disposition of the Common Stock acquired pursuant to a restricted stock award, the participant will recognize a capital gain or loss equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. The gain or loss will be a long-term gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or just after the award is granted if a Section 83(b) Election is made.

  Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 1997 Plan will vary depending on the specific terms of such award, including, whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, the applicable holding period and the participants's tax basis.

  Tax Consequences to the Company. The grant of a stock option or restricted stock award (absent a Section 83(b) Election by the participant) under the 1997 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option acquired under the 1997 Plan nor the sale of any Common Stock acquired under the 1997 Plan will have any tax consequences to the Company. However, the Company generally will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant under the 1997 Plan, including as a result of the exercise of a non-statutory stock option, a Disqualifying Disposition or a Section 83(b) Election. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

                                                                     APPENDIX II



                             Avid Technology, Inc.

                           1997 Stock Incentive Plan

1.   Purpose

     The purpose of this 1997 Stock Incentive Plan (the "Plan") of Avid Technology, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any present or future subsidiary corporations of Avid Technology, Inc. as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

2.   Eligibility

     All of the Company's employees, officers, directors, consultants and advisors are eligible to be granted options, restricted stock, or other stock-based awards (each, an "Award") under the Plan. Any person who has been granted an Award under the Plan shall be deemed a "Participant".

3.   Administration, Delegation

     (a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

     (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.   Stock Available for Awards

     (a) Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 1,000,000 shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit Subject to adjustment under Section 4(c), for Awards granted after the Common Stock is registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the maximum number of shares with respect to which an Award may be granted to any Participant under the Plan shall be 300,000 per calendar year. The Per-Participant limit described in this
Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

     (c) Adjustment to Common Stock. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan, (ii) the number and class of security and exercise price per share subject to each outstanding Option, (iii) the repurchase price per security subject to each outstanding Restricted Stock Award, and (iv) the terms of each other outstanding stock-based Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 4(c) applies and Section 8(e)(l) also applies to any event, Section 8(e)(l) shall be applicable to such event, and this Section 4(c) shall not be applicable.

5.   Stock Options

     (a) General The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option".

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement.

     (e) Exercise of Option. Options may be exercised only by delivery to the Company of a written notice of exercise signed by the proper person together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may otherwise provide in an Option, delivery of an irrevocable and unconditional undertaking by a credit worthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a credit worthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) to the extent permitted by the Board and explicitly provided in the Option (i) by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by the Board in good faith ("Fair Market Value"), which Common Stock was owned by the Participant at least six months prior to such delivery, (ii) by delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (iii) by payment of such other lawful consideration as the Board may determine; or

          (4) any combination of the above permitted forms of payment.

6.   Restricted Stock

     (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award"). The Company may issue Restricted Stock Awards for up to a maximum of 500,000 shares of Common Stock under this Plan (as adjusted pursuant to Section 4(c) and net of any Restricted Stock Awards forfeited under this Plan).

     (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.   Other Stock-Based Awards

     The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights.

8.   General Provisions Applicable to Awards

     (a) Transferability of Awards.   Except as the Board may otherwise
determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation.   Each Award under the Plan shall be evidenced by a
written instrument in such form as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion.   Except as otherwise provided by the Plan, each type
of Award may be made alone in addition or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status.   The Board shall determine the effect on an
Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e)  Acquisition Events

          (1) Consequences of Acquisition Events. Upon the occurrence of an Acquisition Event (as defined below), or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall take any one or more of the following actions with respect to then outstanding
     Awards: (i) provide that outstanding Options shall be assumed, or equivalent Options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such Options substituted for Incentive Stock Options shall satisfy, in the determination of the Board, the requirements of Section 424(a) of the Code; (ii) upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified date (the "Acceleration Date") prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants between the Acceleration Date and the consummation of such Acquisition Event; (iii) in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common

     Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which
     (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options;
     (iv) provide that all Restricted Stock Awards then outstanding shall become free of all restrictions prior to the consummation of the Acquisition Event; and (v) provide that any other stock-based Awards outstanding (A) shall become exercisable, realizable or vested in full, or shall be free of all conditions or restrictions, as applicable to each such Award, prior to the consummation of the Acquisition Event, or (B), if applicable, shall be assumed, or equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof).

          An "Acquisition Event" shall mean: (a) any merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such merger or consolidation; (b) any sale of all or substantially all of the assets of the Company; (c) the complete liquidation of the Company; or (d) the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than through a merger or consolidation or an acquisition of securities directly from the Company) by any "person", as such term is used in Sections 13(d) and 14(d) of the Exchange Act other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.

          (2) Assumption of Options Upon Certain Events. The Board may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another corporation who become employees of the Company as a result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or stock of the employing corporation. The substitute Awards shall be granted on such terms and conditions as the Board considers appropriate in the circumstances.

     (f) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. The Board may allow Participants to satisfy such tax obligations in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (g) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (h) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (i) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of all restrictions or that any other stock-based Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.   Miscellaneous

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated as subject to Section 162(m) by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders. No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan.   The Board may amend, suspend or terminate the Plan
or any portion thereof at any time, provided that no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders.

     (e) Stockholder Approval For purposes of this Plan, stockholder approval shall mean approval by a vote of the stockholders in accordance with the requirements of Section 162(m) of the Code.

          (f) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                             Avid Technology, Inc.

                  Amendment No. 1 to 1997 Stock Incentive Plan

     Pursuant to Section 9(d) of the 1997 Stock Incentive Plan (the "Plan") of Avid Technology, Inc. (the "Company"), the Plan is hereby amended as set forth below. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Plan.

     1. Section 4(a) of the Plan is hereby deleted in its entirety and replaced with the following:

               "(a) Number of Shares. Subject to adjustment under Section 4(c), Awards may be made under the Plan for up to 1,500,000 shares of Common Stock, $.01 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares."

     2. Section 6(a) of the Plan is hereby deleted in its entirety and replaced with the following:

               "(a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, "Restricted Stock Award"). The Company may issue Restricted Stock Awards for up to a maximum of 750,000 shares of Common Stock under this Plan (as adjusted pursuant to Section 4(c) and net of any Restricted Stock Awards forfeited under this Plan)."

     This amendment shall be effective as of the date of its approval by the Board of Directors of the Company, subject to stockholder approval.

                              Adopted by the Board of Directors
                              March 27, 1998

                              Approved by the stockholders
                              [May 19, 1998]